UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2016

Crown Castle International Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Augusta Drive, Suite 600 Houston, TX	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	— ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 6, 2016, Crown Castle International Corp. (“Company”) closed its previously announced public offering of $250 million aggregate principal amount of the Company’s 3.400% Senior Notes due 2021 (“2021 Notes”) and $750 million aggregate principal amount of the Company’s 3.700% Senior Notes due 2026 (“2026 Notes” and, together with the 2021 Notes, “Notes”). The 2021 Notes were an additional issuance of notes, issued pursuant to an indenture dated as of April 15, 2014 (“Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”), as supplemented by the second supplemental indenture dated as of December 15, 2014 (“Second Supplemental Indenture”), between the Company and the Trustee, and the fourth supplemental indenture dated as of February 8, 2016 (“Fourth Supplemental Indenture” and, together with the Base Indenture and the Second Supplemental Indenture, “2021 Indenture”), between the Company and the Trustee. The 2026 Notes were issued pursuant to the Base Indenture, as supplemented by the Second Supplemental Indenture and the fifth supplemental indenture dated as of May 6, 2016 (“Fifth Supplemental Indenture” and, together with the Base Indenture and the Second Supplemental Indenture, “2026 Indenture”; the 2021 Indenture and 2026 Indenture together, “Indentures”). The Company intends to use the net proceeds from this offering to repay in full the Senior Secured Tower Revenue Notes, Series 2010-2, Class C-2017 and the Senior Secured Tower Revenue Notes, Series 2010-5, Class C-2017, each issued by certain of the Company’s subsidiaries, and to repay a portion of the outstanding borrowings under its senior unsecured revolving credit facility.

The Notes are senior unsecured obligations of the Company, which rank equally with all existing and future senior indebtedness and senior to all future subordinated indebtedness of the Company. The Notes will effectively rank junior to all of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future liabilities and obligations of the Company’s subsidiaries. The 2021 Notes will bear interest at a rate of 3.400% per annum, payable semi-annually on February 15 and August 15, to persons who are registered holders of the 2021 Notes on the immediately preceding February 1 and August 1, beginning on August 15, 2016. The 2026 Notes will bear interest at a rate of 3.700% per annum, payable semi-annually on June 15 and December 15, to persons who are registered holders of the Notes on the immediately preceding June 1 and December 1, beginning on December 15, 2016.

The Indentures limit the ability of the Company and its subsidiaries to incur certain liens and merge with or into other companies, in each case subject to certain exceptions and qualifications set forth in the Indentures.

In the event of a Change of Control Triggering Event (as defined in the Indentures), holders of the applicable Notes will have the right to require the Company to repurchase all or any part of such Notes at a purchase price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of such repurchase.

The 2021 Notes will mature on February 15, 2021, and the 2026 Notes will mature on June 15, 2026. However, the Company, at its option, may redeem some or all of the Notes at any time or from time to time prior to their maturity. If the Company elects to redeem the 2021 Notes prior to January 15, 2021 (the date that is one month prior to their maturity date), or the 2026 Notes prior to March 15, 2026 (the date that is three months prior to their maturity date), the Company will pay a redemption price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium and accrued and unpaid interest, if any. If the Company elects to redeem the 2021 Notes on or after January 15, 2021 (the date that is one month prior to their maturity date), or the 2026 Notes on or after March 15, 2026 (the date that is three months prior to their maturity date), the Company will pay a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any.

The above description of the Indentures does not purport to be a complete statement of the parties’ rights and obligations under each Indenture and is qualified in its entirety by reference to the terms of the Base Indenture, the Second Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, as applicable. The Company is filing the Fifth Supplemental Indenture as Exhibit 4.1 to this report, which exhibit is incorporated herein by reference.

ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information in Item 1.01 is incorporated herein by reference.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

4.1	Fifth Supplemental Indenture dated May 6, 2016, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture dated April 15, 2014, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee

5.1	Opinion of Cravath, Swaine & Moore LLP, relating to the Notes (including the consent required with respect thereto)

12.1	Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Dividends on Preferred Stock and Losses on Purchases of Preferred Stock (Incorporated by reference to the exhibit previously filed by the Registrant on Form 10-K (File No. 001-16441) for the year ended December 31, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ Kenneth J. Simon
Name:	Kenneth J. Simon
Title:	Senior Vice President and General Counsel

Date: May 6, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fifth Supplemental Indenture dated May 6, 2016, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture dated April 15, 2014, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee

5.1	Opinion of Cravath, Swaine & Moore LLP, relating to the Notes (including the consent required with respect thereto)

12.1	Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Dividends on Preferred Stock and Losses on Purchases of Preferred Stock (Incorporated by reference to the exhibit previously filed by the Registrant on Form 10-K (File No. 001-16441) for the year ended December 31, 2015)